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                                                                       EXHIBIT 5


                                                                October 26, 2001

Olin Corporation
501 Merritt 7
Norwalk, Connecticut  06851

Re:   Shares of Common Stock to be Issued Under
      Monarch Brass & Copper Corp. Deferral Plan

Ladies and Gentlemen:

      I refer to the Registration Statement on Form S-8 of Olin Corporation, a Virginia corporation (the "Company"), to be filed with the Securities and Exchange Commission today. This Registration Statement is filed for the purpose of registering under the Securities Act of 1933, 500,000 shares of Common Stock, par value $1.00 per share ("Common Stock"), of the Company to be issued under the Monarch Brass & Copper Corp. Deferral Plan ("Plan").

      I have examined the Articles of Incorporation, as amended and restated, the By-laws of the Company, as presently in effect, minutes of the applicable meetings of the Board of Directors and shareholders of the Company, or statements of unanimous consent in lieu of such meetings, together with such other corporate records, certificates of public officials and other documents as I have deemed relevant to this opinion.

      Based upon the foregoing, it is my opinion that all of the aforesaid 500,000 shares of Common Stock associated with the Plan, as shall be issued from authorized stock of the Company as described in such Registration Statement, shall be, when so issued, legally issued, fully paid and non-assessable. I hereby consent to the inclusion of this opinion in the Registration Statement as an exhibit thereto.

                                             Very truly yours,


                                             /s/ Johnnie M. Jackson, Jr.
                                             -----------------------------------
                                             Johnnie M. Jackson, Jr.
                                             Vice President, General Counsel and
                                               Secretary